UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 508.739.0950
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Results of Annual Meeting
On Thursday, May 12, 2011, HeartWare International, Inc. held its annual stockholder’s meeting in Miami, Florida. Each of the resolutions put to stockholders, and as previously announced in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2011, were passed, as recommended by the Board of Directors, except for the proposal related to the frequency of the “Say on Pay” advisory vote, which was approved on an annual basis.
The resolutions put to stockholders were as follows:

Proposal No.	Resolution

1.	To elect a class of three directors being Timothy Barberich, C. Raymond Larkin and Robert Thomas, to hold office until our annual meeting of stockholders to be held in 2014 and until his or her successor is duly elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers.

4.	To consider and act on an advisory vote regarding the frequency of stockholder approval of the compensation paid to certain executive officers.

5.	For the purposes of Australian Securities Exchange (“ASX”) Listing Rule 10.14 and for all other purposes, to approve the grant of 22,450 restricted stock units to Douglas Godshall on the terms set out in the proxy statement.

6.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Thomas on the terms set out in the proxy statement.

7.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Seth Harrison on the terms set out in the proxy statement.

8.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Timothy Barberich on the terms set out in the proxy statement.

9.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Christine Bennett on the terms set out in the proxy statement.

10.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Charles Raymond Larkin, Jr. on the terms set out in the proxy statement.

11.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Stockman on the terms set out in the accompanying proxy statement.

Proposal No.	Resolution

12.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Denis Wade on the terms set out in the proxy statement.

13.	For the purposes of Australian Securities Exchange Listing Rule 7.4 and for all other purposes, to ratify the issuance and sale by the Company of $143.75 million aggregate principal amount of our 3.50% Convertible Senior Notes due 2017 (and the issue and allotment of up to 1,767,293 shares of common stock on conversion of the notes) (the “Notes”) in accordance with the terms and provisions set forth in that certain prospectus supplement filed with the Securities and Exchange Commission on December 13, 2010.
A complete disclosure of proxy results is attached as an exhibit hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Results of voting at the HeartWare International, Inc. annual meeting of stockholders held on May 12, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: May 13, 2011	By:	/s/ David McIntyre
		Name:	David McIntyre
		Title:	Chief Financial Officer and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Results of voting at the HeartWare International, Inc. annual meeting of stockholders held on May 12, 2011.